EXHIBIT 23.1

[BDO USA, LLP Letterhead]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

Perceptron, Inc.

Plymouth, Michigan

We hereby consent to the incorporation by reference, in this registration statement on Form S-8 of Perceptron, Inc., of our report dated September 26, 2013, relating to the consolidated financial statements appearing in the Annual Report on Form 10-K/A of Perceptron, Inc. for the year ended June 30, 2013.

/S/ BDO USA, LLP

Troy, Michigan

April 4, 2014